Exhibit 5.1

May 19, 2022

Nocera, Inc.

3F (Building B), No. 185, Sec. 1, Datong Rd.

Xizhi Dist., New Taipei City 221, Taiwan

Re: Registration Statement on Form S-1 (File No. 333-264059)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-1 (File No. 333-264059), as amended (the “Registration Statement”), of Nocera, Inc., a Nevada corporation (the “Company”), originally filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”) on April 1, 2022, in connection with the offering by the Company of: (i) up to an aggregate of $9,000,000 of shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), including up to $1,350,000 of shares that may be sold pursuant to the underwriters’ over-allotment option; (ii) warrants to purchase shares of Common Stock (the “Warrants”); and (iii) up to an aggregate of $22,770,000 shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”). The Company is also offering up to an aggregate of $495,000 of shares (the “Representative Warrant Shares”) of Common Stock issuable upon the exercise of warrants to be issued to Spartan Capital Securities, LLC and Revere Securities LLC (the “Representative Warrants”) as compensation for their services pursuant to the underwriting agreement to be entered into by and between the Company, Spartan Capital Securities, LLC, Revere Securities LLC and any other underwriter that is a party thereto.

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of specimen common stock certificates, and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that: (i) the Shares, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; (ii) the Warrant Shares and the Representative Warrant Shares, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; and (iii) the Warrants and the Representative Warrants, when issued as set forth in the Registration Statement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

A. Our opinions expressed herein are limited to the laws of the State of New York and the Nevada Revised Statutes. The opinions expressed herein are based upon the laws of the State of New York and the Nevada Revised Statutes in effect on the date hereof and as of the effective date of the Registration Statement. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities Exchange Commission.

Very truly yours,

/s/ Carmel, Milazzo & Feil LLP

Carmel, Milazzo & Feil LLP